Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE ANNOUNCES ELECTION OF DIRECTORS

Secaucus, New Jersey – June 15, 2010 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, announced the results of its 2010 Annual Meeting of Stockholders held today.

The two proposals that stockholders voted on were approved:

1.	The election of directors: Jane T. Elfers, Robert N. Fisch and Louis Lipschitz were elected Class I directors to serve for three-year terms expiring in 2013.

2.	The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011.

About The Children’s Place Retail Stores, Inc.
The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture and sells fashionable, high-quality merchandise at value-prices under the proprietary “The Children's Place” brand name. As of May 1, 2010, the Company owned and operated 962 The Children’s Place stores and an online store at www.childrensplace.com.

Forward-Looking Statements
This press release (and above referenced meeting) may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 30, 2010. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy.

CONTACT:	The Children’s Place Retail Stores, Inc. Jane Singer, Vice President, Investor Relations, (201) 453-6955

###